UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ELI LILLY AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-0470950
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Lilly Corporate Center

Indianapolis, Indiana 46285

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
0.625% Notes due 2031	New York Stock Exchange
1.700% Notes due 2049	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-229735

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder are “0.625% Notes due 2031” and “1.700% Notes due 2049.” For a description of such securities, reference is made to the information under the heading “Description of the Notes” and “Description of Debt Securities”, respectively, in the prospectus supplement, dated October 29, 2019, which was filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2019, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and the prospectus, dated February 19, 2019, contained in our effective registration statement on Form S-3 (Registration No. 333-229735), which registration statement was filed with the Commission on February 19, 2019, and all of which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 1, 1991, between Eli Lilly and Company and Deutsche Bank Trust Company Americas (as successor trustee to Citibank, N.A.) (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3, filed with the Commission on March 1, 2013).

4.2	Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on February 27, 2009).

4.3	Form of Officers’ Certificate establishing the terms and form of the 0.625% Notes due 2031 and 1.700% Notes due 2049 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

4.4	Form of 0.625% Note due 2031 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

4.5	Form of 1.700% Note due 2049 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eli Lilly and Company

By:	/s/ Philip Johnson
Name:	Philip Johnson
Title:	Senior Vice President, Finance, and Treasurer

Dated: November 7, 2019

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 1, 1991, between Eli Lilly and Company and Deutsche Bank Trust Company Americas (as successor trustee to Citibank, N.A.) (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3, filed with the Commission on March 1, 2013).

4.2	Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on February 27, 2009).

4.3	Form of Officers’ Certificate establishing the terms and form of the 0.625% Notes due 2031 and 1.700% Notes due 2049 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

4.4	Form of 0.625% Note due 2031 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

4.5	Form of 1.700% Note due 2049 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on November 6, 2019).

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